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                                                                      EXHIBIT 11



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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
                                FOR THREE MONTHS ENDED SEPTEMBER 30,   FOR NINE MONTHS ENDED SEPTEMBER 30,

                                      1998                 1997               1998               1997
                                   -----------        -----------        -----------        -----------
Basic:

Net Income .................       $16,152,523        $11,559,642        $44,463,029        $29,253,250
                                   ===========        ===========        ===========        ===========

Weighted average number of
shares of common stock
outstanding ................        53,534,207         52,360,730         53,274,056         52,088,524
Net income per common
 share .....................       $      0.30        $      0.22        $      0.83        $      0.56
                                   ===========        ===========        ===========        ===========


Diluted:

Net Income .................       $16,152,523        $11,559,642        $44,463,028        $29,253,250
                                   ===========        ===========        ===========        ===========

Weighted average number of
shares of common stock
outstanding ................        53,534,207         52,360,730         53,274,056         52,088,524

Net effect of dilutive
stock options--based on the
treasury stock method
using average market price..         6,994,143          6,716,309          7,177,693          5,951,943
                                   -----------        -----------        -----------        -----------

Total weighted average
number of shares of common
stock and common stock
equivalents outstanding ....        60,528,350         59,077,039         60,451,749         58,050,467
                                   ===========        ===========        ===========        ===========

Net income per common
 share .....................       $      0.27        $      0.20        $      0.74        $      0.50
                                   ===========        ===========        ===========        ===========
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